EXHIBIT 99.1

                       Joint Filing Agreement

V. Investments Limited, V. Ships Inc., V. Ships Group Ltd., V. Holdings Limited, Greysea Limited,
Close Securities Limited, and Close Investment Partners Limited each hereby agrees, in accordance with Rule 16a-3(j) under the Securities Exchange Act of 1934, as amended, that the Form 3 filed herewith relating to the common stock, par value $0.01 per share, of MC Shipping Inc., is, and will be, filed jointly on behalf of each such person.



                                V. Investments Limited
Dated: 	May 14th, 2004


				By: /s/ Tullio Biggi
				Name: Tullio Biggi
				Title: Director



				V. Ships Inc.
Dated:	May 14th, 2004


				By: /s/ Tullio Biggi
				Name: Tullio Biggi
				Title: Director



				V. Ships Group Ltd.
Dated:	May 14th, 2004


				By: /s/ Tullio Biggi
				Name: Tullio Biggi
				Title: Director



				V. Holdings Limited
Dated:	May 14th, 2004


				By: /s/ Tullio Biggi
				Name: Tullio Biggi
				Title: Director



				Greysea Limited
Dated:	May 14th, 2004


				By: /s/ Tullio Biggi
				Name: Tullio Biggi
				Title: Director



				Close Securities Limited
Dated:	May 14th, 2004


				By: /s/ Sarah Hale
				Name: Sarah Hale
				Title: Company Secretary



				Close Investment Partners Limited
Dated:	May 14th, 2004


				By: /s/ Sarah Hale
				Name: Sarah Hale
				Title: Company Secretary